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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 22, 2003

                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Ohio                      1-4379                31-1598292
     (State or other jurisdiction        (Commission            (IRS Employer
            of incorporation)            File Number)        Identification No.)

         201 East Fourth Street
            Cincinnati, Ohio                                        45202
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (513) 723-7000

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Form 8-K                                                   Convergys Corporation

Item 9. Regulation FD Disclosure and Item 12. Results of Operations and Financial Conditions

         On April 22, 2003, Convergys Corporation reported its results for the first quarter ended March 31, 2003. The earnings release for the first quarter ended March 31, 2003 is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to Item 9 and Item 12 of Form 8-K.

         The earnings release contains non-GAAP financial measures, including pro forma net income and pro forma diluted earnings per share, which are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the financial tables that are part of the earnings release. In addition to the non-GAAP financial measures contained in the earnings release, during the one-hour conference call scheduled on Wednesday, April 23, at 10:00 AM, EDT, to discuss the company's first quarter results, Convergys will disclose free cash flow, which is a non-GAAP financial measure defined as cash flows from operations less the change in the balance of the accounts receivable securitization and capital expenditures. A reconciliation of free cash flow to the comparable GAAP measure is available at www.convergys.com in the section "Invest in Convergys."

         These non-GAAP financial measures should not be construed as being more important to comparable GAAP measures. They are presented because the Convergys Corporation management uses this information when evaluating the company's results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company's current results of operations and cash flows with past and future periods.

Item 7.  Exhibits

         (c) Exhibits:

             99.1  Earnings Release of Convergys Corporation dated April 22,
                   2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONVERGYS CORPORATION



                                   By: /s/ William H. Hawkins II
                                       -----------------------------------------
                                           William H. Hawkins II
                                           Senior Vice President General Counsel
                                           and Secretary

Date:  April 22, 2003

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                                  EXHIBIT INDEX

Exhibit No.

   99.1           Earnings Release of Convergys Corporation dated April 22, 2003